UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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GAMCO INVESTORS, INC.
(Name of Registrant as Specified in Its Charter)

xxx
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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GAMCO INVESTORS, INC.
191 Mason Street, Greenwich, CT 06830
One Corporate Center, Rye, New York 10580
_________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on July 20, 2021
_________________
To Our Shareholders:
We cordially invite you to attend the Special Meeting of Shareholders (the “Meeting”) of GAMCO Investors, Inc. (“we,” “us,” “our,” “GAMCO,” or the “Company”) at our offices at 191 Mason Street, Greenwich, CT 06830, on Tuesday, July 20, 2021 at 9:30 a.m. Eastern Time.  At the Meeting, we will ask shareholders:
1.	to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) in order to delete the entirety of Article EIGHTH of the Charter; and
2.	to vote on any other business that properly comes before the Meeting.
Only shareholders of record at the close of business on June 18, 2021 are entitled to vote at the meeting or any adjournments or postponements thereof.  It is important that your shares be represented at the Meeting, regardless of whether you plan to attend the Meeting. Please read the attached proxy statement carefully and vote your shares promptly, whether or not you are able to attend the Meeting.  Any questions should be directed to our Secretary at (203) 629-2726.
We encourage all shareholders to attend the Meeting.
By Order of the Board of Directors
/s/ Peter Goldstein
PETER GOLDSTEIN
Secretary
July 2, 2021

Important Notice Regarding the Availability of Proxy Materials for the Meeting to Be Held on July 20, 2021
This notice and the proxy statement are available free of charge on the following website: https://www.gabelli.com/corporate/investor_relations

GAMCO INVESTORS, INC.
191 Mason Street, Greenwich, CT 06830
One Corporate Center, Rye, New York 10580
________________

PROXY STATEMENT
_________________

SPECIAL MEETING OF SHAREHOLDERS

July 20, 2021
__________________

INTRODUCTION; PROXY VOTING INFORMATION
Unless indicated otherwise, or the context otherwise requires, references in this proxy statement to “GAMCO Investors, Inc.,” “GAMCO,” “the Company,” “GBL,” “we,” “us,” and “our” or similar terms are to GAMCO Investors, Inc., a Delaware corporation, its predecessors and its subsidiaries.
We are sending you this proxy statement and the accompanying proxy card (collectively, the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of GAMCO (the “Board”) for use at our Special Meeting of Shareholders (the “Meeting”) to be held at our offices at 191 Mason Street, Greenwich, CT 06830, on Tuesday, July 20, 2021 at 9:30 a.m. Eastern Time.  Any questions should be directed to our Secretary at (203) 629-2726.
The purpose of the Meeting is to (1) approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) in order to delete the entirety of Article EIGHTH of the Charter (the “Amendment”); and (2) act upon any other matters properly brought to the Meeting. We are sending you this Proxy Statement on or about July 2, 2021.
Only shareholders of record at the close of business on June 18, 2021, the record date for the Meeting (the “Record Date”), are entitled to notice of and to vote at the Meeting. On the Record Date, we had outstanding 8,290,951 shares of Class A common stock, par value $0.001 per share (“Class A Stock”), and 19,024,117 shares of Class B common stock, par value $0.001 per share (“Class B Stock” and collectively with the Class A Stock, the “Common Stock”).
The presence, in person or by proxy, of a majority of the aggregate voting power of the Common Stock outstanding on June 18, 2021 shall constitute a quorum for the transaction of business at the Meeting. The Class A Stock and Class B Stock vote together as a single class on all matters. Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to ten votes per share.  There is no cumulative voting. Approval of the Amendment (Proposal 1) requires the affirmative vote of the holders of a majority of our outstanding shares of Common Stock entitled to vote thereon.  If you are a shareholder of record as of the Record Date, you may vote (a) by signing and dating the enclosed proxy card and returning it in the enclosed envelope or (b) by phone or online by following the instructions on the proxy card.

Under the New York Stock Exchange (“NYSE”) rules, Proposal 1 to approve the Amendment is, we believe, considered a “routine” proposal, which means that brokerage firms and other nominees may vote in their discretion on Proposal 1 on behalf of clients who have not furnished voting instructions. We do not expect to receive any so-called “broker non-votes” in connection with Proposal 1.
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or other nominee holding the shares as to how to vote on a proposal deemed “non-routine.”  These so-called “broker non-votes” are included in the calculation of the number of votes considered to be present for purposes of determining a quorum, but are not considered in determining the number of votes necessary for approving a proposal. Accordingly, broker non-votes and abstentions, if any, will have the same effect as a vote against approval of Proposal 1.
We will pay for the costs of soliciting proxies and preparing the Meeting materials. We ask securities brokers, custodians, nominees, and fiduciaries to forward meeting materials to our beneficial shareholders as of the Record Date and we will reimburse them for the reasonable out-of-pocket expenses they incur. Our directors, officers, and staff members (“teammates”) may solicit proxies personally or by telephone, facsimile, e-mail, or other means, but will not receive additional compensation for doing so.
If you are the beneficial owner, but not the record holder, of shares of our Class A Stock, your broker, custodian, or other  nominee may only deliver one copy of the Proxy Statement to multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement, now or in the future should submit this request by writing to our Secretary at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830 (our principal executive offices) or by calling our Secretary at (203) 629-2726. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, custodian, or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
All shareholders of record and properly appointed proxy holders may attend the Meeting. Shareholders who plan to attend must present valid photo identification. If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the record date for the Meeting or a legal proxy from your broker or nominee. A legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the Meeting. Shareholders of record will be verified against an official list available at the Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date for the Meeting.
The Board has selected each of Peter Goldstein, Maximilian Caldwell, and Kieran Caterina to act as proxies. When you sign and return your proxy card, you appoint each of Messrs. Goldstein, Caldwell, and Caterina as your representatives at the Meeting. Unless otherwise indicated on the proxy card, all properly executed proxies received in time to be tabulated for the Meeting will be voted “FOR” approval of the Amendment and as the proxyholders may determine in their discretion with regard to any other matter properly brought before the Meeting. You may revoke your proxy at any time before the Meeting by delivering a letter of revocation to our Secretary at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830 or by properly submitting another proxy card bearing a later date. The last proxy you properly submit is the one that will be counted.

Dissenters’ Right of Appraisal
Holders of shares of our Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with the proposed Amendment to the Charter.
Important Notice Regarding the Availability of Proxy Materials for the Meeting to Be Held on July 20, 2021
This notice and the Proxy Statement are available free of charge on the following website: https://www.gabelli.com/corporate/investor_relations
SMALLER REPORTING COMPANY
We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

QUESTIONS AND ANSWERS ABOUT THE AMENDMENT
The following questions and answers (the “Q&As”) are intended to briefly address potential questions regarding the Amendment and the Special Meeting. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement, including the appendices to this Proxy Statement.
1.  What am I being asked to vote on at the Special Meeting?
Our shareholders will consider and vote upon a proposal (Proposal 1) to amend the Charter in order to effect the Amendment. A copy of the Amendment giving effect to this proposal is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.
2.  How do I vote?
If you are a shareholder of record as of the Record Date, you may vote (a) by signing and dating the enclosed proxy card and returning it in the enclosed envelope or (b) by phone or online by following the instructions on the proxy card.
3.  What is the purpose of the Amendment?
The purpose of the Amendment is to amend the Charter by deleting the entirety of Article EIGHTH thereof, which relates to the allocation of certain corporate opportunities and resolution of certain potential conflicts of interest between the Company, its subsidiaries and other entities in which the Company beneficially owns 50% or more of the outstanding voting securities or comparable interests, on the one hand, and the Company’s Chairman and CEO, Mario J. Gabelli, members of his immediate family who are at the time officers or directors of the Company and certain of their controlled affiliates, including GGCP, Inc., on the other hand.
4.  Why is the Board of Directors proposing the Amendment?
The existing provisions of Article EIGHTH, which were originally adopted at the time of the Company’s initial public offering (the “IPO”) in 1999, modify default rules applicable under the Delaware General Corporation Law and Delaware common law with respect to corporate opportunities and conflicts of interest. While the provisions of Article EIGHTH were appropriate when adopted, the Board of Directors of the Company (the “Board”) has concluded that these provisions lack relevance and the flexibility needed to properly evaluate future corporate opportunities and conflicts of interest that may arise.  Removing Article EIGHTH will allow the Board to better utilize its business judgment to properly evaluate those opportunities and conflicts of interest, without the rigid and outdated structure of Article EIGHTH.

5.  How will removing Article EIGHTH from the Charter affect the Company?
If the Amendment is approved and Article EIGHTH is eliminated, the Charter will return to the default rules applicable under the Delaware General Corporation Law and Delaware common law, which require officers and directors to act loyally, in good faith, with due care and in the best interests of the Company with respect to corporate opportunities and conflicts of interest.  In order to address corporate opportunities and conflicts of interest that the Board intends to exempt from these default rules pursuant to 8 Del. C. §122(17), the Board adopted a resolution on June 18, 2021 (the “Board Resolution”) pursuant to which the Board resolved to continue to waive the default rules applicable under the Delaware General Corporation Law and Delaware common law for corporate opportunities that involve the “Permissible Accounts” (as defined in Article EIGHTH).  “Permissible Accounts” is defined in the copy of the current Charter attached to this Proxy Statement as Appendix B, which is marked to show the effect of deleting Article EIGHTH.

PROPOSAL 1: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

Background of the Amendment

The Company’s shareholders are being asked to vote upon and approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to delete in its entirety Article EIGHTH of the Charter (the “Amendment”).  Article EIGHTH of the Charter relates to the allocation of certain corporate opportunities and resolution of certain potential conflicts of interest between the Company, its subsidiaries and other entities in which the Company beneficially owns 50% or more of the outstanding voting securities or comparable interests, on the one hand, and our Chairman and CEO, Mario J. Gabelli, members of his immediate family who are at the time officers or directors of the Company and certain of their controlled affiliates, including GGCP, Inc., on the other hand. These provisions were adopted on April 22, 1998 in advance of the IPO on February 11, 1999, and again on November 22, 2013 when the Company reincorporated in Delaware.  The provisions of Article EIGHTH modify default rules applicable under the Delaware General Corporation Law and Delaware common law.

Our Board believes the provisions contained in Article EIGHTH of the Charter were appropriate when adopted, but no longer fit the Company’s operating structure or business, as there have been numerous spin-offs and transactions since the IPO.  However, because Mr. Gabelli continues to manage certain “Permissible Accounts”, the Board has adopted the Board Resolution to exclude those accounts and interests with respect to corporate opportunities in a manner consistent with prior practice.

Removing Article EIGHTH will allow the Board to better utilize its business judgment to properly evaluate future opportunities and conflicts of interest, without the rigid and outdated structure of Article EIGHTH. Accordingly, the Board has approved and deemed advisable, and is recommending that shareholders approve, the Amendment to delete in its entirety Article EIGHTH.

If Article EIGHTH is eliminated, the default rules Article EIGHTH modified will be restored, except as otherwise provided in the Board Resolution, and each officer, director or controlling shareholder of the Company will be obligated to act in accordance with the Delaware General Corporation Law and Delaware common law, which require officers and directors to act loyally, in good faith, with due care and in the best interests of the Company with respect to corporate opportunities and conflicts of interest.
Amendment

If approved, the Amendment would amend the Charter by deleting Article EIGHTH in its entirety. If our shareholders approve the Amendment, the Company will file the Amendment with the Secretary of State of the State of Delaware promptly after the Special Meeting, and the amendment will become effective upon filing.  If shareholders do not approve the Amendment, we will not file the Amendment and the Charter will continue in its current form.  Notwithstanding approval of the Amendment by the shareholders, the Board may abandon the Amendment at any time prior to its effectiveness without further action by the shareholders.

A copy of the Amendment giving effect to this proposal is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Attached to this Proxy Statement as Appendix B is a copy of the current Charter, as previously amended, marked to show the effect of deleting Article EIGHTH upon effectiveness of the Amendment, if approved.  The text of the Amendment is subject to change to include such revisions as may be required by the office of the Secretary of State of the State of Delaware or as the Board of Directors deems necessary and advisable to effect the intent of the Amendment.

Recommendation
The Board has declared the Amendment advisable and recommends that the shareholders vote “FOR” the approval of the Amendment.  Mr. Gabelli, who controls approximately 92% of the combined voting power of the Company, intends to vote “FOR” approval of the Amendment.

Vote Required
The affirmative vote of the holders of a majority of the outstanding Common Stock is required to approve the Amendment. Abstentions and broker non-votes, if any, have the same effect as a vote against approval of the Amendment.

CERTAIN OWNERSHIP OF OUR STOCK
The following table sets forth, as of June 18, 2021, certain information with respect to all persons known to us who beneficially own more than 5% of the Class A Stock or Class B Stock. The table also sets forth information with respect to stock ownership of the directors, each of the named executive officers, and all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table. Percentage of class is calculated based on 8,223,431 shares of Class A Stock and 19,024,117 shares of Class B Stock outstanding as of June 18, 2021.
Name of Beneficial Owner*	Title of Class	Number of Shares		Number of Shares Acquirable within 60 days	Percent of Class (%)
5% or More Shareholders
BlackRock, Inc.	Class A	461,490		-0-	5.61

Directors and Executive Officers
Mario J. Gabelli	Class A	2,557,858	(1)	-0-	31.10
	Class B	18,767,036	(2)	-0-	98.65
Douglas R. Jamieson	Class A	107,704		-0-	1.31
	Class B	29,471		-0-	**
Kevin Handwerker (3)	Class A	14,536		-0-	**
Kieran Caterina	Class A	19,412		-0-	**
Bruce Alpert	Class A	11,684		-0-	**
	Class B	1,720		-0-	**
Henry Van der Eb	Class A	1,700		-0-	**

Edwin L. Artzt	Class A	3,000		-0-	**
Raymond C. Avansino, Jr.	Class A	141,500	(4)	-0-	1.72
Leslie B. Daniels	Class A	10,000		-0-	**
Eugene R. McGrath	Class A	12,455	(5)	-0-	**
Robert S. Prather, Jr.	Class A	10,010		-0-	**
Elisa M. Wilson	Class A	-0-		-0-	**
	Class B	23,808		-0-	**
All Directors & Executive Officers as a Group (12 persons)	Class A Class B	2,931,798 18,822,035		-0- -0-	35.65 98.94

__________________
(*)
The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: BlackRock, Inc., 55 East 52nd Street, New York, NY 10055 and Mario J. Gabelli, GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830.

(**)	Represents beneficial ownership of less than 1%.
Pursuant to a resolution approved by the Board, as of March 31 2021, there are 599,943 shares of the Class B Stock that may be converted into Class A Stock.

(1)
Of this amount, 8,642 are owned directly by Mr. Gabelli, 21,006 shares are held by GGCP, Inc. (“GGCP”), 816,501 shares are held by Gabelli & Company Investment Advisers, Inc. (“GCIA”), and 1,711,709 shares held by Associated Capital Group, Inc. (“AC”) Mr. Gabelli has voting and dispositive control of these shares. Mr. Gabelli is deemed to be the controlling person of AC on the basis of his ownership of a majority of the voting stock and the capital stock of GGCP, which, through GGCP Holdings, LLC (“GGCP Holdings”), owns a majority of the voting stock and a majority of the capital stock of AC. GCIA is a 100% owned subsidiary of AC.

(2)
Of this amount, 453,295 are owned directly by Mr. Gabelli and 18,313,741 of these shares are owned by GGCP Holdings via GGCP. Mr. Gabelli may be deemed to have beneficial ownership of the Class B Stock held by GGCP Holdings on the basis of (i) his position as the CEO of, a director of, and the controlling shareholder of GGCP which is the manager and the majority member of GGCP Holdings, and (ii) a certain profit interest in GGCP Holdings. Mr. Gabelli disclaims beneficial ownership of the shares owned by GGCP Holdings except to the extent of his pecuniary interest therein.

(3)	Mr. Handwerker retired from his roles at GAMCO and AC effective April 16, 2021 and was retained as a consultant through December 31, 2021.
(4)	Of these shares, 71,000 shares are owned by an entity for which Mr. Avansino serves as a director, officer, or trustee. Mr. Avansino disclaims beneficial ownership of these shares.
(5)	Includes 2,350 shares held by a trust for which Mr. McGrath is a trustee and has shared voting and dispositive power with respect to these shares with his spouse.
WHERE YOU CAN FIND MORE INFORMATION
GAMCO makes available free of charge through its website, at www.gabelli.com, its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and certain other filings as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission (“SEC”). Copies of certain of these documents may also be accessed electronically by means of the SEC’s home page at www.sec.gov. GAMCO also makes available on its website at https://www.gabelli.com/corporate/investor_relations the charters for the audit committee of our Board (the “Audit Committee”), the compensation committee of our Board (the “Compensation Committee”), the governance committee of our Board (the “Governance Committee”), and the nominating committee of our Board (the “Nominating Committee”, each a “Committee” and together the “Committees”), as well as its code of business conduct (the “Code of Conduct”), code of conduct for Chief Executive and Senior Financial Officers, corporate governance guidelines, and its amended and restated bylaws (“Bylaws”). Printed copies of these documents are available upon written request to our Secretary at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830.
OTHER MATTERS
We know of no other matters to be presented at the Meeting other than approval of the Amendment, as described above. If other matters are properly presented at the Meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of the Company.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THIS SPECIAL MEETING YOU ARE URGED TO SIGN AND RETURN YOUR PROXY PROMPTLY.

By order of the Board of Directors,

/s/ Peter Goldstein

PETER GOLDSTEIN Secretary

APPENDIX A

FORM OF
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GAMCO INVESTORS, INC.
________________________________

Pursuant to Section 242 of the Delaware General Corporation Law
GAMCO INVESTORS, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1.	The name of the corporation is: GAMCO Investors, Inc. (the “Corporation”).
2.
That at a meeting of the Board of Directors of the Corporation, the following resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.  The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that subject to approval of the Corporation’s stockholders, the Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) be amended so that as amended, Article EIGHTH of the Charter is deleted in its entirety (the “Amendment”); and be it further
RESOLVED, that the Board of Directors hereby approves the Amendment and declares the Amendment advisable, and recommends that the stockholders of the Corporation approve the Amendment at a special meeting of the stockholders of the Corporation duly called and held; and be it further
RESOLVED, that the Amendment be submitted to the Corporation’s stockholders for approval at a special meeting of the stockholders of the Corporation duly called and held.
3.
That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

4.	The amendment of the Amended and Restated Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

5.
The foregoing amendment shall be effective upon the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this ____ day of _________, 2021.
GAMCO INVESTORS, INC.

By:
Name:
Title:

APPENDIX B

CHARTER AFTER GIVING EFFECT TO THE AMENDMENT

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GAMCO INVESTORS, INC.
__________________________________

FIRST The name of this Corporation is: GAMCO Investors, Inc. (the “Corporation”).
SECOND The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is: 874 Walker Road, Suite C, Dover, DE 19904, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is: United Corporate Services, Inc.
THIRD The nature of the business and of the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).
FOURTH (a)1  The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 135,000,000 shares, consisting of: (i) 100,000,000 shares of Class A Common Stock, par value of $.001 per share (the “Class A Common Stock”), (ii) 25,000,000 shares of Class B Common Stock, par value of $.001 per share (the “Class B Common Stock”), and (iii) 10,000,000 shares of Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”). The powers, preferences and rights, and the qualifications, limitations and restrictions of each class of stock of the Corporation are as follows:
(b)	Common Stock.
1. Voting.  (A)  At each annual or special meeting of stockholders, in the case of any written consent of stockholders in lieu of a meeting and for all other purposes, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock standing in such person’s name on the stock transfer records of the Corporation, and each holder of record of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock standing in such person’s name on the stock transfer records of the Corporation.  Except as otherwise required by law and subject to the rights of holders of any series of Preferred Stock of the Corporation that may be issued from time to time, the holders of shares of Class A Common Stock and of shares of Class B Common Stock shall vote as a single class on all matters with respect to which a vote of the stockholders of the Corporation is required under applicable law, the Certificate of Incorporation, or the By-Laws of the Corporation, or on which a vote of stockholders is otherwise duly called for by the Corporation, including, but not limited to, the election of directors, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, mergers or consolidations with another entity or entities, dissolution of the Corporation and amendments to the Certificate of Incorporation of the Corporation.  Except as otherwise provided in this Article FOURTH or required by applicable law, whenever applicable law, the Certificate of Incorporation of the Corporation or the By-Laws of the Corporation provide for the necessity of an affirmative vote of the stockholders entitled to cast at least a “majority (or any other greater percentage) of the votes which all stockholders are entitled to cast thereon,” or a “majority (or any other greater percentage) of the Voting Stock” (as defined below), or language of similar effect, any and all such language shall mean that the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote as one class and that such majority (or any other greater percentage) consists of a majority (or such other greater percentage) of the total number of votes entitled to be cast in accordance with the provisions of this Article FOURTH.  For purposes of this Certificate of Incorporation, “Voting Stock” shall mean all the then outstanding shares of capital stock entitled to vote generally in the election of directors, considered as a single class.

1 Subparagraph (a) of Article FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation was amended by that certain Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 8, 2020 to reduce the amount of Class B Common Stock from 100,000,000 to 25,000,000.

(B) Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.
2. Dividends; Stock Splits.  Subject to the rights of the holders of shares of any series of Preferred Stock, and subject to any other provisions of the Certificate of Incorporation of the Corporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of assets or funds of the Corporation legally available therefor.  If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of common stock or other voting securities or options or warrants to purchase shares of common stock or other voting securities or securities convertible into or exchangeable for shares of common stock or other voting securities) is paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be paid on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share.  If at any time a dividend or other distribution payable in shares of common stock or options or warrants to purchase shares of common stock or securities convertible into or exchangeable for shares of common stock is paid on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall also be paid on shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share; provided that, for this purpose, if shares of Class A Common Stock or other voting securities, or options or warrants to purchase shares of Class A Common Stock or other voting securities or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities, are paid on shares of Class A Common Stock and shares of Class B Common Stock or voting securities identical to the other securities paid on the shares of Class A Common Stock (except that the voting securities paid on the Class B Common Stock may have up to ten (10) times the number of votes per share as the other voting securities to be received by the holders of the Class A Common Stock) or options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution.  In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

3. Liquidation, Dissolution, etc.  In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution to stockholders, subject to the rights of the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.
4. Mergers, etc.  In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive the same consideration on a per share basis; provided that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class B Common Stock may receive, on a per share basis, voting securities with up to ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with up to ten (10) times the number of votes per share as the voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).
5. Power to Sell and Purchase Shares.  Subject to applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.  Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

6. Rights Otherwise Identical.  Except as otherwise expressly set forth in this Article FOURTH, the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.
7. Preemptive Rights.  The holders of the Class A and Class B Common Stock shall have no preemptive rights to subscribe for any shares of any class or series of stock of the Corporation whether now or hereafter authorized.
(c) Preferred Stock.
1. The holders of the Preferred Stock shall have no preemptive rights to subscribe for any shares of any class or series of stock of the Corporation whether now or hereafter authorized.
2. The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is authorized to establish and designate one or more series of the Preferred Stock, to issue shares of the Preferred Stock in such series and to fix the number of shares in a series, the rights, designations, powers and preferences, and the qualifications, limitations and restrictions, of each series and the relative rights, preferences and limitations as between series.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
(A) the number of shares constituting that series and the distinctive designation of that series;
(B) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the rights of priority, if any, of payments of dividends on shares of that series relative to shares of other classes or series;
(C) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
(D) whether that series shall have conversion or exchange privileges or be subject to conversion or exchange obligations, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;
(E) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(F) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
(G) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding shares of the Corporation;

(H) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the rights of priority, if any, of payment of shares of that series relative to shares of other classes or series;
(I) any restrictions on transfers of shares of that series; and
(J) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.
FIFTH The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:
(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b) The Board of Directors shall have the power to make, adopt, alter, amend and repeal the By-laws of the Corporation without the assent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors that shall constitute the whole Board of Directors, subject to the right of the stockholders to alter, amend and repeal the By-laws made by the Board of Directors.
(c) The number of directors of the Corporation shall consist of one or more members and shall be from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.  Election of directors need not be by written ballot unless the By-Laws so provide.
(d) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the Board of Directors which would have been valid if such By-Laws had not been adopted.
(e) Subject to any rights of holders of Preferred Stock or any other series or class of stock, any member of the Board of Directors or the entire Board of Directors may be removed, with or without cause, at any time prior to the expiration of his term by the holders of a majority of the shares entitled to vote at an election of directors.
(f) Subject to any rights of holders of Preferred Stock or any other series or class of stock, and unless the Board of Directors otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum.

SIXTH (a)  To the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, a director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived any improper personal benefit.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
(b) The Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless and advance expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation, any predecessor to the Corporation or any subsidiary or affiliate of the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SIXTH and applicable law shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.
(c) Neither any amendment nor repeal of this Article SIXTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SIXTH, shall eliminate or reduce the effect of this Article SIXTH in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article SIXTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
SEVENTH The Corporation hereby expressly elects not to be governed by or subject to Section 203 of the DGCL.
~~EIGHTH The Corporation, GGCP, Inc. (“GGCP”) and other Gabellis (as defined below) may engage in the same areas of corporate opportunities, and benefits will be derived by the Corporation through its continued contractual, corporate and business relations with GGCP and other Gabellis (including possible service of officers and directors of GGCP, or any other Gabelli, as officers and directors of the Corporation).  The provisions of this Article EIGHTH are set forth to regulate and define the permitted conduct of certain affairs of the Corporation as they may involve a Gabelli (including GGCP) and their officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.~~
~~(a) Definitions.  For purposes of this Article EIGHTH:~~
~~(1) “corporate opportunities” potentially allocable to the Corporation consist of business opportunities that (i) the Corporation is financially able to undertake; (ii) are, from their nature, in the Corporation’s actual line or lines of business and are of practical advantage to the Corporation; and (iii) are ones in which the Corporation has an interest or reasonable expectancy; provided, that “corporate opportunities” do not include transactions in which the Corporation or a Gabelli is permitted to participate pursuant to any agreement between the Corporation and such Gabelli that is entered into with the approval of the members of the Board of Directors and do not include passive investments;~~

~~(2) the “Corporation” includes its subsidiaries and other entities in which it beneficially owns, directly or indirectly, 50% or more of the outstanding voting securities or comparable interests;~~
~~(3) a “Gabelli” includes (i) Mr. Gabelli (as hereinafter defined), so long as he is an officer or director of the Corporation or beneficially owns a controlling interest in the Corporation, (ii) any member of his “immediate family” (which shall include Mr. Gabelli’s spouse, parents, children and siblings) who is at the time an officer or director of the Corporation and (iii) any entity in which persons qualifying as Gabellis pursuant to clauses (i) and (ii) above beneficially own in the aggregate a controlling interest of the outstanding voting securities or comparable interests;~~
~~(4) “Mr. Gabelli” means Mr. Mario J. Gabelli;~~
~~(5) “Permissible Accounts” mean (i) those investment funds and accounts currently managed by Mr. Gabelli outside the Corporation under performance fee arrangements but only to the extent, in the case of an investment fund, such fund’s investors consist solely of one or more of the persons who were investors as of the date of the initial issuance of the Corporation’s Class A Common Stock in the public offering contemplated by the Corporation’s Registration Statement on Form S-1 (File No. 333-51023) (the “IPO Consummation Date”) and the successors, heirs, donees or immediate families thereof and, in the case of an investment account, the parties to such account are solely one or more of the persons who were parties to such account as of the IPO Consummation Date and the successors, heirs, donees or immediate families thereof (collectively, “Qualifying Persons”) and (ii) successor funds and accounts which serve no persons other than the Qualifying Persons referred to in clause (i), which funds and accounts operate according to an investment style similar to such other accounts or funds and which style is not used at the Corporation as of the IPO Consummation Date and which are subject to performance fee arrangements; and~~
~~(6) “Trigger Date” means the date on which Mr. Gabelli “beneficially” owns (within the meaning of Section 13(d) of the of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect on the effective date of this Certificate of Incorporation) less than a majority of the voting power of the Voting Stock.~~
~~(b) Corporate Opportunities Policy.~~
~~(1) Except with respect to corporate opportunities that involve Permissible Accounts, if a Gabelli acquires knowledge of a potential transaction on a matter that is a corporate opportunity for both any Gabelli and the Corporation, such Gabelli will have a duty to communicate that opportunity to the Corporation and may not pursue that opportunity or direct it to another person except as permitted by paragraph (3) of this Section (b) of Article EIGHTH.~~

~~(2) If a director or officer of the Corporation other than a Gabelli acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and a Gabelli, such director or officer must act in good faith in accordance with the following two-part policy.~~
~~(A) A corporate opportunity offered to any person who is a director but not an officer of the Corporation and who is also a director (whether or not an officer) of an entity which is at the time a Gabelli will belong to such Gabelli or to the Corporation, as the case may be, depending on whether the opportunity is expressly offered to the person primarily in his or her capacity as an officer or director of the entity which is at the time a Gabelli or of the Corporation, respectively.  Otherwise, the opportunity will belong to the Corporation to the same extent as if the opportunity came directly to the Corporation.~~
~~(B) A corporate opportunity offered to any person who is an officer (whether or not a director) of the Corporation and who is also a director or an officer of an entity which is at the time a Gabelli will belong to the Corporation, unless the opportunity is expressly offered to that person primarily in his or her capacity as a director or officer of the entity which is at the time a Gabelli, in which case the opportunity will belong to such Gabelli to the same extent as if the opportunity came directly to a Gabelli.~~
~~To the fullest extent permitted by law, a director or officer of the Corporation (other than a Gabelli) who acts in accordance with the foregoing two-part policy (i) will be deemed fully to have satisfied his or her fiduciary duties to the Corporation and its stockholders with respect to such corporate opportunity, (ii) will not be liable to the Corporation or its stockholders for any breach of fiduciary duty by reason of the fact that a Gabelli pursues or acquires such opportunity or directs such corporate opportunity to another person or entity or does not communicate information regarding such opportunity to the Corporation, (iii) will be deemed to have acted in good faith and in a manner he or she reasonably believes to be in the best interests of the Corporation, and (iv) will be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom.~~
~~(3) Any corporate opportunity that belongs to a Gabelli or to the Corporation pursuant to the foregoing paragraphs shall not be pursued by the other (or directed by the other to another person or entity) unless and until such Gabelli or the Corporation, as the case may be, determines not to pursue the opportunity.  If the party to whom the corporate opportunity belongs does not, however, within a reasonable period of time, begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may pursue such opportunity (or direct it to another person or entity).~~
~~(c) Conflict of Interest Policy.  (1)  To the fullest extent permitted by law, no contract, agreement, arrangement, or transaction between the Corporation and a Gabelli or any customer or supplier or any entity in which a director of the Corporation has a financial interest (a “Related Entity”), or one or more of the directors or officers of the Corporation, or any Related Entity, any amendment, modification, or termination thereof, or any waiver of any right thereunder, will be voidable solely because a Gabelli or such customer or supplier, any Related Entity, or any one or more of the officers or directors of the Corporation or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors, or committee thereof, that authorizes the contract, agreement, arrangement, transaction, amendment, modification, termination, or waiver (each a “Transaction”) or solely because their votes are counted for such purpose, if any of the following four requirements are met:~~

~~(A) the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board of Directors or the committee thereof that authorizes the Transaction, and the Board of Directors or such committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors or such committee, even if the disinterested directors are less than a quorum;~~
~~(B) the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class;~~
~~(C) the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the disinterested directors on the Board of Directors or the applicable committee thereof or by vote of the holders of a majority of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or~~
~~(D) the Transaction is fair to the Corporation as of the time it is approved by the Board of Directors, a committee thereof or the stockholders of the Corporation.~~
~~(2)       To the fullest extent permitted by law, if the requirements of (A), (B), (C) or (D) of paragraph (1) above are met, such Gabelli, the Related Entity, and the directors and officers of the Corporation, or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such person’s conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to the Corporation and its stockholders with respect to such Transaction.~~
~~(3) To the fullest extent permitted by law, any Transaction authorized, approved, or effected, and each of such guidelines so authorized or approved, as described in (A), (B), or (C) above, will be deemed to be entirely fair to the Corporation and its stockholders, except that, if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption will arise that such Transaction or guideline is not fair to the Corporation and its stockholders.  To the fullest extent permitted by law and this Certificate of Incorporation, a Gabelli will not be liable to the Corporation or its stockholders for breach of any fiduciary duty that a Gabelli may have as a director of the Corporation by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and the Corporation.~~
~~(d)     For purposes of the provisions contained in this Article EIGHTH, a “disinterested director” shall mean a director that is not a Gabelli and who does not have a financial interest in the Transaction and interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any person who beneficially owns such interests.~~

~~(e)     Before the Trigger Date, the affirmative vote of the holders of a majority of the outstanding Voting Stock, voting together as a single class, will be required to alter, amend, or repeal any of these conflict of interest or corporate opportunity provisions contained in this Article EIGHTH in a manner adverse to the interests of any Gabelli.  After the Trigger Date, such required vote will be increased to 80% to alter, amend, repeal or replace any of the conflict of interest and corporate opportunity provisions contained herein.~~

GAMCO INVESTORS

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/GBL** or scan the QR code — login details are located in the shaded bar below.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposal 1.

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2021 Special Shareholder Meeting will be held in person at 191 Mason Street; Greenwich, CT 06830, on Tuesday, July 20th at 9:30 a.m. local time

The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2020 are available free of charge on the following website: https://www.gabelli.com/corporate/investor_relations

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — GAMCO Investors, Inc. Class A and Class B Common Stock

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Proxy Solicited by the Board of Directors for the Special Meeting of Shareholders, July 20, 2021

(See Proxy Statement for discussion of items)

The undersigned hereby appoints Peter Goldstein, Maximilian Caldwell, and Kieran Caterina and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of GAMCO Investors, Inc. Class A and Class B Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2021 Special Meeting of Shareholders of GAMCO Investors, Inc., or any adjournments or postponements thereof. This proxy hereby revokes any proxies previously submitted by the shareholder with respect to the shares represented by this proxy. **The meeting is scheduled to be held in person at 191 Mason Street; Greenwich, CT 06830, on Tuesday, July 20th at 9:30 a.m. local time, and at any adjournment thereof.**

IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE FOR PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please sign, date and return promptly in the accompanying envelope.

C Non-Voting Items

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Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

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